Exhibit 99.1
For More Information Contact:
Investors:
Damon Wright
(714) 382-5013
damon.wright@ingrammicro.com
INGRAM MICRO REPORTS THIRD QUARTER EARNINGS

Revenue Grows 11%; Drives Strong Operating Leverage
Resulting in 19% Increase in Non-GAAP Operating Income

SANTA ANA, Calif., Oct. 23, 2014 - Ingram Micro Inc. (NYSE: IM) today announced financial results for the third quarter ended Sept. 27, 2014.

(US$ in millions, except EPS and diluted shares)	Third Quarter Ended
	September 27, 2014	September 28, 2013	Change

Net Sales	$11,238	$10,151	11%

Non-GAAP operating income	$161	$135	19%
Non-GAAP operating margin	1.43%	1.33%	10 bps

Operating income	$120	$138	(13)%
Operating margin	1.07%	1.36%	-29 bps

Non-GAAP earnings per diluted share	$0.62	$0.53	17%
Earnings per diluted share	$0.45	$0.50	10%

Diluted shares outstanding (millions)	159.5	157.1
A reconciliation of GAAP financial measures to non-GAAP financial measures is presented in the Supplementary Information section in this press release.

Alain Monié, Ingram Micro CEO, commented, “We delivered strong third quarter financial results as we continue to take advantage of market opportunities to drive very solid revenue growth, improved returns and robust earnings growth and leverage. Revenue grew 11% and strong operating leverage led to a 19% increase in non-GAAP operating income. We are benefiting from new wins and strong market share and we are enhancing earnings power through disciplined cost management and execution on our global organizational effectiveness program. We also maintained our focus on optimizing the balance sheet, generating cash flow from operations for the quarter while growing the business significantly. I am very pleased with our third quarter performance, which reflects the strength of our diversified geographic reach, solutions portfolio, world class partnerships and strong execution.”
Worldwide sales increased by more than $1 billion to $11.2 billion from $10.2 billion in the third quarter last year.

Worldwide gross profit was $646 million, compared with $599 million in the 2013 third quarter. Gross profit increased by 8 percent year-over-year benefiting from strong sales across most regions. Gross margin was down versus last year as revenue growth was led by a greater mix of high volume sales, particularly in mobility and systems.
The company drove strong operating leverage, with non-GAAP operating income for the 2014 third quarter increasing 19 percent - nearly double the company’s revenue growth - to $161 million. This compares with non-GAAP operating income for the 2013 third quarter of $135 million.
2014 third quarter non-GAAP net income also benefited from strong operating leverage, increasing 18 percent to $98 million, or 62 cents per diluted share, compared with non-GAAP net income of $83 million, or 53 cents per diluted share, in the 2013 third quarter.
On a GAAP basis, operating income was $120 million and net income was $72 million, or 45 cents per diluted share. 2013 third quarter operating income was $138 million and net income was $79 million, or 50 cents per diluted share. 2014 and 2013 third quarter operating income were affected by $27 million and $11 million, respectively, of pre-tax charges for reorganization, integration and transition costs and by $15 million and $12 million, respectively, of amortization of intangible assets. 2013 third quarter non-GAAP financial measures also exclude a benefit related to the receipt of $29.5 million from a LCD flat panel class action settlement and the impact of a $5.0 million reserve recorded for estimated charges related to indirect tax declarations in Europe.

The company generated approximately $60 million in cash flow from operations in the 2014 third quarter compared to cash used in operations of more than $200 million in the year-earlier period.

Key 2014 third quarter business highlights:

•	The company signed a definitive share purchase agreement to acquire a majority interest in Armada, the largest value-add technology distributor in Turkey.

•	Ingram Micro expanded its relationship with IBM and now offers IBM SoftLayer cloud services - the foundation for IBM's cloud portfolio.

•	The company partnered with Microsoft to rollout Microsoft’s Cloud Service Provider, a new cloud service delivery platform for Microsoft’s cloud services.

•	CloudBlue, the company’s IT asset disposal business, was awarded a contract with an existing Fortune 100 financial services company to provide IT asset disposal in India.

•	The company went live with Shipwire’s web-based logistics platform fully integrated into Ingram Micro’s Sydney warehouse.

•
Ingram Micro expanded its device-recovery service operations at a key returns center in Plainfield, Ind. to help support the refurbishment or recycling of more than 40,000 mobile devices every day in North America.

•	The company added Google’s Chromebook to its portfolio line, reaching agreements with 65 channel partners to resell Google Chrome solutions into the K-12 student market in the U.S.

•	Ingram Micro added Alcatel One Touch range of handsets to its offerings in India.

Outlook
The following statement is based on the Company's current expectations for the 2014 fourth quarter and excludes the amortization of intangible assets, charges associated with reorganization, integration and transition costs and other expense reduction programs and the impact of foreign exchange gains or losses related to the translation effect on Euro-based inventory purchases in Ingram Micro’s pan-European entity. These statements are forward-looking and actual results may differ materially.

For the 2014 fourth quarter, the company currently expects worldwide revenue to increase between 8 to 12 percent over the 2013 fourth quarter, with non-GAAP earnings per diluted share of $0.95 to $1.02.

Non-GAAP Disclosures
In addition to GAAP results, Ingram Micro is reporting non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share. These non-GAAP measures exclude the amortization of intangible assets, and charges associated with reorganization, integration and transition costs and other expense reduction programs, including those associated with the company’s previously announced organizational effectiveness program. These non-GAAP financial measures also exclude a benefit related to the receipt of an LCD flat panel class action settlement and the impact of a reserve recorded for estimated potential charges related to indirect tax declarations in Europe in certain historical periods.  Non-GAAP net income and non-GAAP earnings per diluted share also exclude the impact of foreign exchange gains or losses related to the translation effect on Euro-based inventory purchases in Ingram Micro’s pan-European entity.

            The non-GAAP measures noted above are primary indicators that Ingram Micro’s management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations and operating segments. Ingram Micro’s management believes these non-GAAP financial measures are useful because they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Ingram Micro’s business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similar items that present related measures differently.  The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP and may not be comparable to similarly titled measures used by other companies.

            Reconciliation of GAAP to non-GAAP financial measures for the periods presented are attached to the press release.

Conference Call and Webcast
Additional information about Ingram Micro's financial results will be presented in a conference call with presentation slides today at 5 p.m. ET. To listen to the conference call webcast and view the accompanying presentation slides, visit the company’s website at www.ingrammicro.com (Investor Relations section). The conference call is also accessible by telephone at (877) 869-3847 (toll-free within the United States and Canada) or (201) 689-8261 (other countries).

The replay of the conference call with presentation slides will be available for one week at www.ingrammicro.com (Investor Relations section) or by calling (877) 660-6853, conference ID “13591022.”

About Ingram Micro Inc.
Ingram Micro helps businesses realize the promise of technology. It delivers a full spectrum of global technology and supply chain services to businesses around the world. Deep expertise in technology solutions, mobility, cloud, and supply chain solutions enables its business partners to operate efficiently and successfully in the markets they serve. More at www.ingrammicro.com.
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Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including statements relating to the expected benefits from new wins and market share and our ability to enhance earnings power, are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) we have made and expect to continue to make investments in new businesses and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (2) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and earnings; (3) changes in macro-economic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (4) we continually experience intense competition across all markets for our products and services; (5) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (6) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (7) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (8) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (9) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (10) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (11) failure to retain and recruit key personnel would harm our ability to meet key objectives; (12) we cannot predict with certainty what losses we may incur as a result of litigation matters and contingencies that we may be involved with from time to time; (13) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of environmental regulations or private intellectual property enforcement disputes; (14) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (15) changes in accounting rules could adversely affect our future operating results; and (16) our quarterly results have fluctuated significantly. We also face a variety of risks associated with our acquisitions and any other acquisitions we may make, including: management’s ability to execute its plans, strategies and objectives for future operations, including the execution of integration plans and our organizational effectiveness programs, and to realize the expected benefits of our acquisitions or our organizational effectiveness programs; growth of the mobility industry, the government contracts business, and in new and untapped markets in geographies outside the U.S.; and other uncertainties or unknown, underestimated and/or undisclosed commitments or liabilities; and our ability to achieve the expected benefits and manage the costs of the integrations of our acquisitions.
Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and seek to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro's Annual Report on Form 10-K for the fiscal year ended Dec. 28, 2013; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings.

# # #
© 2014 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Ingram Micro Inc.
Consolidated Balance Sheet
(Amounts in 000s)
(Unaudited)

	September 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$497,820	$674,390
Trade accounts receivable, net	4,858,259	5,454,832
Inventory	4,253,181	3,724,447
Other current assets	561,766	521,902
Total current assets	10,171,026	10,375,571
Property and equipment, net	472,609	488,699
Goodwill	530,051	527,526
Intangible assets, net	343,202	375,423
Other assets	44,967	23,976
Total assets	$11,561,855	$11,791,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,706,528	$6,175,604
Accrued expenses	530,419	710,040
Short-term debt and current maturities of long-term debt	143,558	48,772
Total current liabilities	6,380,505	6,934,416
Long-term debt, less current maturities	984,603	797,454
Other liabilities	99,719	109,700
Total liabilities	7,464,827	7,841,570
Stockholders’ equity	4,097,028	3,949,625
Total liabilities and stockholders’ equity	$11,561,855	$11,791,195

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	September 27, 2014	September 28, 2013

Net sales	$11,237,840	$10,150,615
Cost of sales	10,591,751	9,551,782
Gross profit	646,089	598,833
Operating expenses:
Selling, general and administrative	494,507	442,756
Amortization of intangible assets	14,567	11,638
Reorganization costs	17,300	6,748
	526,374	461,142

Income from operations	119,715	137,691
Other expense (income):
Interest income	(1,045)	(2,031)
Interest expense	16,659	16,032
Net foreign currency exchange loss (gain)	(3,323)	8,117
Other	4,467	2,070
	16,758	24,188
Income before income taxes	102,957	113,503
Provision for income taxes	30,723	34,565
Net income	$72,234	$78,938
Diluted earnings per share	$0.45	$0.50
Diluted weighted average shares outstanding	159,543	157,144

Ingram Micro Inc.
Consolidated Statement of Income
(Amounts in 000s, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended
	September 27, 2014	September 28, 2013

Net sales	$32,531,208	$30,721,074
Cost of sales	30,640,794	28,941,182
Gross profit	1,890,414	1,779,892
Operating expenses:
Selling, general and administrative	1,481,743	1,382,159
Amortization of intangible assets	43,140	35,400
Reorganization costs	79,237	20,050
	1,604,120	1,437,609

Income from operations	286,294	342,283

Other expense (income):
Interest income	(3,782)	(5,886)
Interest expense	54,406	45,973
Net foreign currency exchange loss (gain)	(1,153)	9,865
Other	13,011	9,150
	62,482	59,102
Income before income taxes	223,812	283,181
Provision for income taxes	76,132	84,798
Net income	$147,680	$198,383
Diluted earnings per share	$0.93	$1.27
Diluted weighted average shares outstanding	159,181	155,629

Ingram Micro Inc.
Consolidated Statement of Cash Flows
(Amounts in 000s)
(Unaudited)

	Thirty-nine Weeks Ended
	September 27, 2014	September 28, 2013
Cash flows from operating activities:
Net income	$147,680	$198,383
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	108,202	94,359
Stock-based compensation	24,761	21,649
Excess tax benefit from stock-based compensation	(4,338)	(1,787)
Write-off of assets	8,302	5,875
Gain on sale of land and building	—	(1,045)
Noncash charges for interest and bond discount amortization	1,769	1,842
Deferred income taxes	(30,973)	10,154
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	566,097	1,010,692
Inventory	(551,609)	(199,279)
Other current assets	(30,350)	(42,667)
Accounts payable	(603,481)	(1,005,513)
Change in book overdrafts	166,361	53,840
Accrued expenses	(196,364)	(33,102)
Cash provided (used) by operating activities	(393,943)	113,401
Cash flows from investing activities:
Capital expenditures	(52,369)	(66,423)
Sale of marketable securities, net	1,100	542
Proceeds from sale of land and building	—	1,169
Cost-based investment	(10,000)	—
Acquisitions and earn-out payment, net of cash acquired	(18,880)	(14,408)
Cash used by investing activities	(80,149)	(79,120)
Cash flows from financing activities:
Proceeds from exercise of stock options	16,943	39,517
Excess tax benefit from stock-based compensation	4,338	1,787
Fees associated with the amendment and extension of credit facilities	—	(1,086)
Net proceeds from (repayments of) revolving credit facilities	283,133	(155,272)
Cash provided (used) by financing activities	304,414	(115,054)
Effect of exchange rate changes on cash and cash equivalents	(6,892)	(12,748)
Decrease in cash and cash equivalents	(176,570)	(93,521)
Cash and cash equivalents, beginning of period	674,390	595,147
Cash and cash equivalents, end of period	$497,820	$501,626

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Thirteen Weeks Ended September 27, 2014
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$5,134.3	$3,200.4	$2,378.2	$524.9	$—	$11,237.8

GAAP Operating Income	$85.7	$2.1	$31.0	$9.2	$(8.3)	$119.7
Reorganization, integration and transition costs	9.9	15.4	0.7	0.5	—	26.5
Amortization of intangible assets	10.0	3.0	1.4	0.2	—	14.6
Non-GAAP Operating Income	$105.6	$20.5	$33.1	$9.9	$(8.3)	$160.8

GAAP Operating Margin	1.67%	0.07%	1.30%	1.75%		1.07%
Non-GAAP Operating Margin	2.06%	0.64%	1.39%	1.89%		1.43%

	Thirteen Weeks Ended September 28, 2013
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$4,305.3	$2,927.3	$2,469.4	$448.6	$—	$10,150.6

GAAP Operating Income	$107.1	$6.2	$22.4	$9.6	$(7.7)	$137.7
Reorganization, integration and transition costs	4.1	5.0	1.5	—	—	10.6
Amortization of intangible assets	7.3	2.7	1.4	0.2	—	11.6
LCD class action settlement	(28.5)	—	—	(1.0)	—	(29.5)
European indirect tax declarations charge	—	5.0	—	—	—	5.0
Non-GAAP Operating Income	$90.0	$18.9	$25.3	$8.9	$(7.7)	$135.4

GAAP Operating Margin	2.49%	0.21%	0.91%	2.15%		1.36%
Non-GAAP Operating Margin	2.09%	0.65%	1.02%	1.97%		1.33%

Ingram Micro Inc.
Supplementary Information
Income from Operations - Reconciliation of GAAP to Non-GAAP Information
(Amounts in Millions)
(Unaudited)

	Thirty-nine Weeks Ended September 27, 2014
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$13,887.4	$10,077.4	$7,026.4	$1,540.0	$—	$32,531.2

GAAP Operating Income	$219.5	$(6.0)	$71.4	$26.2	$(24.8)	$286.3
Reorganization, integration and transition costs	39.7	61.6	4.5	1.1	—	106.9
Amortization of intangible assets	29.6	8.7	4.3	0.6	—	43.2
LCD class action settlement	(6.6)	—	—	—	—	(6.6)
Non-GAAP Operating Income	$282.2	$64.3	$80.2	$27.9	$(24.8)	$429.8

GAAP Operating Margin	1.58%	(0.06)%	1.02%	1.70%		0.88%
Non-GAAP Operating Margin	2.03%	0.64%	1.14%	1.81%		1.32%

	Thirty-nine Weeks Ended September 28, 2013
	North America	Europe	Asia-Pacific	Latin America	Stock-based compensation	Consolidated Total

Net Sales	$12,647.1	$9,137.2	$7,566.4	$1,370.4	$—	$30,721.1

GAAP Operating Income	$243.8	$30.7	$64.7	$24.7	$(21.6)	$342.3
Reorganization, integration and transition costs	15.2	12.4	6.8	—	—	34.4
Amortization of intangible assets	21.9	8.5	4.4	0.7	—	35.4
LCD class action settlement	(28.5)	—	—	(1.0)	—	(29.5)
European indirect tax declarations charge	—	5.0	—	—	—	5.0
Non-GAAP Operating Income	$252.4	$56.6	$75.9	$24.3	$(21.6)	$387.6

GAAP Operating Margin	1.93%	0.34%	0.86%	1.80%		1.11%
Non-GAAP Operating Margin	2.00%	0.62%	1.00%	1.78%		1.26%

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Thirteen Weeks Ended September 27, 2014
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$72.2	$0.45
Reorganization, integration and transition costs	20.3	0.13
Amortization of intangible assets	10.2	0.06
Pan-Europe foreign exchange gain	(4.4)	(0.02)
Non-GAAP Financial Measure	$98.3	$0.62

	Thirteen Weeks Ended September 28, 2013
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$78.9	$0.50
Reorganization, integration and transition costs	7.4	0.05
Amortization of intangible assets	8.1	0.05
Pan-Europe foreign exchange loss	3.2	0.02
LCD class action settlement	(18.0)	(0.11)
European indirect tax declarations charge	3.5	0.02
Non-GAAP Financial Measure	$83.1	$0.53

(a)
Per share impact is calculated by dividing net income amount by the diluted weighted average shares outstanding of 159.5 and 157.1 for the thirteen weeks ended September 27, 2014 and September 28, 2013, respectively.

Ingram Micro Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in Millions, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended September 27, 2014
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$147.7	$0.93
Reorganization, integration and transition costs	85.1	0.54
Amortization of intangible assets	30.6	0.19
LCD class action settlement	(4.7)	(0.03)
Pan-Europe foreign exchange gain	(6.1)	(0.04)
Non-GAAP Financial Measure	$252.6	$1.59

	Thirty-nine Weeks Ended September 28, 2013
	Net Income	Diluted Earnings per Share (a)

As Reported Under GAAP	$198.4	$1.27
Reorganization, integration and transition costs	24.1	0.16
Amortization of intangible assets	24.8	0.16
Pan-Europe foreign exchange loss	0.7	0.00
LCD class action settlement	(18.0)	(0.11)
European indirect tax declarations charge	3.5	0.02
Non-GAAP Financial Measure	$233.5	$1.50

(a)
Per share impact is calculated by dividing net income amount by the diluted weighted average shares outstanding of 159.2 and 155.6 for the thirty-nine weeks ended September 27, 2014 and September 28, 2013, respectively.